Exhibit 99.2

Hanryu Holdings

Hanryu Holdings, Inc.(KOREA)

160, Yeouiseo-Ro
Youngdeungpo-Gu, Seoul
Republic of Korea, 07231

문서번호 : 한류홀딩스 20240226-001

시행일자 : 2024년 2월 26일

수신처 : HANRYU HOLDINGS,INC 주주제위

제 목 : HANRYU HOLDINGS,INC 주주 안내문

한류홀딩스 주주 제위

안녕하십니까 저는 한류홀딩스 CEO이자 한류홀딩스 이사를 맡고 있는 강창혁입니다. 금일 12:00PM(한국시간) 긴급이사회에 대해 주주 여러분들께 정보 공유를 하고자 합니다.

한류홀딩스가 당면한 경영현안에 대해서 저는 사태파악 및 문제점 발견 시 강력한 조치를 취할 것을 약속하며 이사진에게 자회사 회계장부 및 자금 사용내역에 대한 조사 및 감사를 요청하였습니다. 그러나 사외이사 안아람이사를 제외한 존 모리스 이사와 우지형 이사는 해당내용에 대한 상정조차 거부하였고 사태파악 및 수습에는 관심이 없이 저의 대표이사 해임에 대하여 논의하고자 했습니다. 하여 제가 먼저 한류홀딩스 및 자회사의 경영현안에 책임을 통감하여 대표이사직의 사임 의사를 밝혔습니다.

그 후에 우지형 이사가 잘못된 정보를 토대로 문제점을 제기하였고 제가 잘못된 정보를 바로잡자 존 모리스 이사는 다짜고짜 Management Committee (경영위원회)라고 존재하지도 않는 위원회를 열어서 대표이사 해임과 interim CEO (대표이사 대행)을 의결하자고 안건을 상정하였고 경영위원회에는 대표이사인 저는 포함이 안되기 때문에 저에게 투표권이 없다라고 주장을 하며 interim CEO로 현 CTO인 "Mr. Kim"을 추천하였습니다. 이름도 제대로 모르고 있었습니다. 안아람 이사는 해당 내용을 듣고 저의 대표이사 해임은 원칙적으로 동의를 하지만 Mr. Kim이 누구인지 어떠한 경력을 가지고 있고 어떠한 회사에 대한 비전을 가지고 있는지를 모르는 상황에서 의결을 할 수가 없고 저에게 투표권이 있고 없고를 먼저 법적근거를 명확히 하여서 이사회가 법적인 절차를 투명하고 정확하게 밟을 수 있도록 건의를 하였습니다. 그러자 존 모리스 이사는 "경영위원회에 제가 포함이 안되어서 투표권이 없다"라는 말에서 "대표이사 해임건은 이해관계 충돌이 됨으로 제

가 투표할 자격이 없다" 라고 말을 바꾸어서 답변을 하였고 투표를 강행하였습니다. 그래서 제가 "본인은 이미 대표이사 사임의사를 이사회에 제시하였는데 어떻게 이해관계 충돌이 되느냐?" 라고 반문하였고 안아람 이사는 거듭하여 투표권 유무에 관하여 법적인 근거를 제시하면 검토 후 법적인 절차를 따라서 긴급한 상황이니 오늘 밤이라도 서면으로 동의하겠다고 여러차례 촉구를 하였지만 안아람 이사의 발언을 왜곡하고 반대표로 간주하겠다며 의결을 강행하려 했습니다. 그러더니 존 모리스 본인이 언급했던" Management Committee는 실언이었고 사실은 Corporate Governance Committee로서 진행하겠다"라는 말과 함께 다시 투표를 재개하려 했고 안아람 이사는 "이런 불법적인 이사회의 결의에 동참할 수 없다" 라며 이사회 무효를 선언하고 저도 이사회 무효를 선언한 후에 퇴장하였습니다. 그 후에는 John Morris이사가 한류홀딩스 및 자회사 임직원들에게 제가 사임을 하였고 김태훈 CTO가 대표이사로 선출 되었다라는 이메일을 보냈습니다. 그리고 회사(여의도)에 출근조차 한적이 없는 김태훈 CTO는 자회사 임직원에서 대표이사로서 메일을 보내는 만행들이 벌어지고 있습니다.

이사회 내내 회계감사 준비 내지 10-K(한국의 기말회계감사보고서 및 사업계획서)를 어떻게 할지 보다는 논의보다는 오직 누군가에게 로부터 사주를 받은 듯한 모습으로 말을 바꿔가고 절차 및 법규를 무시하며 사외이사이면서도 이름도 제대로 파악하지 못한 사람을 CEO로 선출하려는 사외이사 두 분을 가만히 볼 수 없기에 주주안내문을 작성하게 되었습니다.

저는 다시 한번 말씀드리지만 대표이사직에 연연하지 않습니다. 하지만 새로운 대표이사는 철저한 경력 검증과 회사에 대한 비전을 검토하여 신속히 선임이 되어야 하고 그 전까지 회사의 경영정상화 및 10-K보고서 작성에 사력을 다할 것을 약속드립니다.

한류홀딩스 강창혁 이사 배상

Hanryu Holdings, Inc.(KOREA) 160, Yeouiseo-Ro Youngdeungpo-Gu, Seoul Republic of Korea, 07231 Doc No.: Hanryu Holdings 20240226-001 Date: Feb 26, 2024 To : Shareholders of HANRYU HOLDINGS,INC Re: Notice to Shareholders of HANRYU HOLDINGS,INC Dear Shareholders of Hanryu Holdings, Inc, I am Changhyuk Kang, CEO and director of Hanryu Holdings. I would like to share information with our shareholders regarding an emergency BOD meeting scheduled for today at 12:00 PM (Korean time). Regarding the current management issues facing Hanryu Holdings, I have promised to take strong measures upon identifying the situation and discovering the problems. I have requested the BOD to investigate and audit the subsidiary's financial records and expenditure. However, directors John Morris and Woo Jihyung Woo, excluding independent director Aram Ahn, refused to even consider the matter, showing no interest in understanding the situation or rectifying it, but rather focused on discussing my removal as CEO. Feeling responsible for the current state of affairs at Hanryu Holdings and its subsidiaries, I expressed my intention to resign as CEO. Subsequently, Jihyung Woo raised issues based on incorrect information. When I attempted to correct the misinformation, John Morris suddenly convened a non-existent Management Committee and proposed a resolution to dismiss me as CEO and appoint an interim CEO, and the management committee insisted that I had no voting right because I could not be a part of Management Committee as a current CEO. Director Morris recommended Mr. Kim, the current CTO, for the interim CEO position, without even knowing his full name. Upon hearing this, Aram Ahn agreed in principle to my removal as CEO but expressed concerns about voting on the appointment of Mr. Kim without knowing his qualifications or vision for the company. He suggested establishing clear legal grounds first to ensure transparency and accuracy in the BOD's proceedings. However, John Morris changed his stance from "I had no voting rights because I was not a part of Management Committee" to claiming that "I had no voting rights due to conflicts of interest because I should not decide on whether to terminate myself from the CEO position." I asked Mr. Morris how there can be conflicts of interest when I already stated my resignation and Mr. Ahn repeated requested for a clear legal basis for the decision to exclude my votes in appointment of interim CEO, but John Morris proceeded with the vote, distorting Aram Ahn's statements and attempting to force a decision against Mr. Ahn's opposition. Eventually, Director Morris admitted that the Management Committee did not exist and proceeded with the resolution under a Corporate Governance Committee instead. Aram Ahn declared that he would no longer participate in this illegal proceeding and I also declared the board action invalid before leaving the meeting. Shortly after, John Morris sent an email to Hanryu Holdings and its subsidiaries' employees, falsely claiming that I had resigned and that Taehoon Kim, the CTO who had never even been to the company's offices, had been appointed as CEO. I wrote the shareholder because I couldn't stand idly by while two independent directors spent the entire board meeting trying to appoint as an interim CEO a man whose name they couldn't even get right, ignoring procedures and laws rather than discussing how to prepare the audit and the 10-K (Fiscal report and business plan in Korea). I would like to reiterate that my intention is not to keep the position of the CEO. I promise that the new CEO should be appointed as soon as possible after a thorough career verification and review of his vision for the company, and until then, I will do my best to normalize the company's management and prepare the 10-K report. Sincerely, Changhyuk Kang, Director of Hallyu Holdings Lim Jae-Hyung / Certified Translator Certification No. 132E3064 License No. A010-61743 The Korean Society of Translators International Interpretation & Translation Association